UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2004

SOUTHFIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)	1-13640 (Commission File Number)	63-1121255 (I.R.S. Employer Identification No.)

126 North Norton Avenue, Sylacauga, Alabama 35150
(Address of Principal Executive Offices / Zip Code)

(205) 245-4365
(Registrant’s telephone number, including area code)

Item 5.      Other Events and Required FD Disclosure.

      On January 7, 2004, Registrant’s wholly-owned subsidiary, First Federal of the South, publicly disseminated a press release announcing that its wholly-owned subsidiary, SouthFirst Mortgage, Inc., had acquired all of the assets and work in progress of Walton Mortgage, Inc. for $100,000 in cash pursuant to an asset purchase agreement. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

      99.1 Press Release issued by First Federal of the South, a wholly-owned subsidiary of SouthFirst Bancshares, Inc., dated January 7, 2004.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHFIRST BANCSHARES, INC.

Dated: January 8, 2004	By:	/s/ Joe K. McArthur Chief Executive Officer

Exhibit Page

Exhibit No.	Description of Exhibit

99.1	Press Release issued by First Federal of the South, a wholly-owned subsidiary of SouthFirst Bancshares, Inc., dated January 7, 2004.